UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016

Energy XXI Ltd

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 14, 2016, Energy XXI Ltd, a Bermuda exempted company (the “Company”) and certain of its subsidiaries filed voluntary petitions for reorganization in the United States Bankruptcy Court for the Southern District of Texas, Houston Division seeking relief under the provisions of chapter 11 of Title 11 of the United States Bankruptcy Code under the caption In re Energy XXI Ltd, et al., Case No. 16-31928 (collectively, the “Bankruptcy Petitions”).

On April 14, 2016, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) stating that the Staff had determined the Company’s common stock will be delisted from NASDAQ. The decision was reached by the Staff under NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1 as a result of the Company’s announcement that the Company filed the Bankruptcy Petitions, the associated public interest concerns raised by the Bankruptcy Petitions, concerns regarding the residual equity interest of the existing listed securities holders and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on NASDAQ. The Staff’s notice to the Company also stated that, on February 24, 2016, the Staff notified the Company that the bid price of the Company’s common shares had closed below $1.00 per share for 30 consecutive trading days, and accordingly, it did not comply with Listing Rule 5450(a)(1), which served as an additional basis for the delisting determination.

The letter further indicates that, unless the Company requests an appeal, trading of the Company’s common stock will be suspended at the opening of business on April 25, 2016, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s common stock from listing and registration on NASDAQ.

The Company does not intend to appeal NASDAQ’s determination. If the Company does not appeal the Staff’s determination, the Company expects that its common stock will be eligible to be quoted on the OTC Pink operated by the OTC Markets Group Inc. (the “OTC Pink”). To be quoted on the OTC Pink, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. The OTC Pink is a significantly more limited market than NASDAQ, and the quotation of the Company’s common stock on the OTC Pink may result in a less liquid market available for existing and potential shareholders to trade shares of the Company’s common stock and could further depress the trading price of the Company’s common stock. There can be no assurance that any public market for the Company’s common stock will exist in the future or that the Company or its successor will be able to relist its common stock on a national securities exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Ltd

	By:	/s/ Bruce W. Busmire
Bruce W. Busmire
April 20, 2016		Chief Financial Officer